Exhibit 10.10

SECOND AMENDMENT TO PROPERTY OPTION AGREEMENT

February 24, 2026

This Second Amendment to Property Option Agreement (this “Amendment”) amends that certain Property Option Agreement, dated November 18, 2024, by and among Aurora Energy Metals Ltd., a public limited company existing under the laws of Australia and having an office located at Suite 1, 245 Churchill Avenue, Subiaco, WA, 6008, Australia (the “Optionor”), Oregon Energy LLC, an Oregon limited liability company having an office located at Suite 1100, 1050 SW 6th Avenue, Portland, Oregon 97301 (the “Subsidiary”), and Eagle Energy Metals Corp., a company existing under the laws of the State of Nevada and having an office located at 5470 Kietzke Lane, Suite 300, Reno, NV 89511 (the “Optionee”) (such agreement, as amended on November 17, 2024, and November 26, 2025, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

Recitals

WHEREAS, effective as of the Closing Date, Optionee will complete a business combination with Spring Valley Acquisition Corp. II, pursuant to which, among other things, Optionee will merge with and into a subsidiary of Eagle Nuclear Energy Corp., a Nevada corporation (“Pubco”).

WHEREAS, in accordance with the Agreement, Optionor will issue 1,710,991 shares of Pubco common stock, in full satisfaction of those portions of the Payment Shares comprising the Listing Payment (as provided in Section 4(b) of the Agreement) and representing the Spot Price Increase Percentage (as provided in Section 8 of the Agreement).

WHEREAS, as of the Closing Date, the Resource Payment and the Pre-Feasibility Bonus will remain outstanding.

WHEREAS, the Optionor and the Optionee wish to proceed with the Closing prior to the execution and delivery of the agreement in which Optionee shall grant to Optionor the NSR.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party to this Amendment, the Optionor, the Subsidiary and the Optionee covenant and agree as follows:

1.	Section 1(a)(xx) is hereby deleted in its entirety and replaced with the following:

“Property” means those Mineral Claims and fee property located in the States of Oregon and Nevada, that are commonly referred to as the “Aurora Uranium Project,” as more particularly described in Schedule “A” attached hereto, including all Mining rights thereunder.

2.	Section 15 is hereby deleted in its entirety and replaced with the following:

NSR Royalty. On or before the date that is ten (10) Business Days after the Closing Date, the Optionee shall cause the Subsidiary to execute and deliver to the Optionor a royalty agreement (the “Royalty Agreement”) in recordable form and substance acceptable to the Optionor, pursuant to which, the Subsidiary shall pay to the Optionor a royalty of one percent (1.0%) of net smelter returns on all Minerals produced from the Property, as calculated and set forth in Schedule "B" to this Agreement (the “NSR”). The NSR shall be a perpetual real property interest and covenant that runs with the land. The Optionor shall be entitled to record the Royalty Agreement in the official records of Humboldt County, Nevada, and Malheur County, Oregon. All proceeds from metals or commodities produced from the Property prior to the Optionee completing the Option Exercise or before commercial production commences will be distributed and paid to the Optionor.

3.	The second paragraph of Section 17 is hereby deleted in its entirety and replaced with the following:

Following Closing and until the Pre-Feasibility Bonus and the Resource Payment (collectively, “Deferred Consideration”) have been paid to the Optionor, the Optionee covenants and agrees with Optionor that the Optionee shall not assign, transfer or otherwise dispose of any interest in the Property unless the Optionee has first obtained from the entity or person with whom it proposes to make such assignment, transfer or disposal (“Proposed Assignee”) a deed of covenant signed by the Proposed Assignee and the Optionee on terms acceptable to the Optionor (acting reasonably) whereby the Proposed Assignee acknowledges and confirms the obligation to pay the Deferred Consideration to the Optionor in accordance with this Agreement and covenants to be bound by and perform the provisions of this Agreement that relate to the payment of the Deferred Consideration and the assignment of the Property.

4.	Section 27 is hereby deleted in its entirety and replaced with the following:

Secured Rights. The parties may record this Agreement or a memorandum hereof for purposes of imparting constructive notice. The parties hereby grant security interests in the Mineral Claims comprising the Property to each other to protect their rights and obligations hereunder against third parties. To this end, Optionor specifically grants a security interest to Optionee in the Mineral Claims comprising the Property to protect its right to the Option based on the terms and conditions set forth in this Agreement, and on or before the date that is ten (10) Business Days after the Closing Date, the Optionee shall cause the Subsidiary to execute and deliver to the Optionor a deed of trust in recordable form and substance acceptable to the Optionor, pursuant to which, the Subsidiary shall grant a pledge and security interest to the Optionor in the Property and all Minerals produced therefrom to secure Optionor's rights in the event the Deferred Consideration is not timely tendered.

5.	A new Section 29 is hereby added to the Agreement, as follows:

Survival. The covenants of the parties contained in Sections 6, 7, 8, 9, 13, 15, 16, 17, 20, 21, and 27, together with any other provisions of this Agreement that, by their nature, are intended to survive, shall survive the Closing until such time that such covenants have been fully performed.

6.	Schedule “A” to the Agreement is hereby amended by adding the following legal descriptions after the list of Mining Claims:

The following fee property located in Humboldt County, Nevada:

APN: 03-0041-03

Address: 10230 Cordero Rd, Mc Dermitt, NV 89421

Legal description: Parcel 3 of that certain Parcel Map for VICTOR & BATISTA ALBISU of the S1/2 of the SE1/4 of Section 33, Township 48 North, Range 37 East, M.D.B.&M., according to the map thereof, filed in the office of the County Recorder of Humboldt County, State of Nevada, on July 18, 1975 as File No. 169572

APNs: 03-0031-02, 03-0041-01, 03-0041-04

Address: vacant land located in Mc Dermitt, NV 89421

Legal description:

TOWNSHIP 48 NORTH, RANGE 37 EAST, M.D.B.& M.

Section 32: Lot 1

Section 33: Lot1, Lot 2, Lot 3, Lot 4, The S1/2 of the SW1/4 and the S1/2 of the SE1/4

Section 34: Lot 3, Lot 4, The SW1/4 of the SW1/4

EXCEPTING THEREFROM a parcel of land within the SE 1/4 of Section 33, Township 48 North, Range 37 East M.D.B.&M., and more particularly described as follows: Beginning at a point on the South section line of said Section 33 from which the SE corner of said Section 33 bears North 88°54'35" East 1006.82 feet; thence North 1°05'25" West 417.42 feet to a point; thence South 88°54'35" West 459.17 feet to a point on the Easterly right-of-way of Nevada State Highway Department FAS 619; thence South 37°33'28" West 534.47 feet along said highway right-of-way to an intersection with South boundary of Section 33; thence North 88°54'35" East 792.97 feet along said Section line to the point of beginning.

FURTHER EXCEPTING THEREFROM a parcel of land within Section 33, Township 48 North, Range 37 East, M.D.B.&M., more particularly described as follows: Beginning at the southeast corner of said Section 33, thence South 88°54'35" West 1006.82 feet to a point; thence North 1°05'25" West 477.42 feet to the true point of beginning; thence continuing the same last course 417.42 feet to a point; thence South 88°54'35 West 77.40 feet to a point on the Nevada State Highway Department right-of-way FAS 619; thence South 37°33'28" West 534.47 feet along said right-of way to a point; thence North 88°54'35" East 411.19 feet to the true point of beginning.

7.	Except as modified by this Amendment, the Agreement remains unmodified and in full force and effect.

8.	This Amendment may be executed in counterparts (by original or electronic signature), each of which when so executed will be deemed an original and all counterparts together will constitute one and the same instrument.

9.	This Amendment is governed by the laws of the State of Oregon.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date written above.

OPTIONOR:

Aurora Energy Metals Ltd.

By:	/s/ Alasdair Cooke
Name:	Alasdair Cooke
Title:	Director

SUBSIDIARY:

Oregon Energy LLC

By:	/s/ Alasdair Cooke
Name:	Alasdair Cooke
Title:	President

OPTIONEE:

Eagle Energy Metals Corp.

By:	/s/ Manavdeep Mukhija
Name:	Manavdeep Mukhija
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Property Option Agreement]